                                                                    EXHIBIT 4(a)


                      SUBSCRIPTION AND PURCHASE AGREEMENT

                                 UP TO 60 UNITS

          8% CONVERTIBLE SUBORDINATED DEBENTURES DUE DECEMBER 31, 1997

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK



       THIS SUBSCRIPTION AND PURCHASE AGREEMENT (the "Agreement") is entered into as of the ___ day of November, 1995 by and between OXIS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and ___________________________ (the "Investor").

       In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Company and the Investor mutually agree as follows:

                                   ARTICLE 1

                       DESCRIPTION OF PROPOSED FINANCING

     1.1 Authorization of Sale of Units. The Company has authorized the offer, issuance and sale (the "Offering") of a maximum of 60 Units, each Unit consisting of U.S. $50,000 in aggregate principal amount of eight percent (8%) convertible subordinated debentures (the "Debentures") and a Warrant ("Warrant") to purchase 8,000 shares of the Company's Common Stock at U.S. $2.00 per share. The Company, upon its sole discretion, may increase the number of Units sold in the Offering. The Debentures shall be in substantially the form attached as Exhibit A hereto. The Warrant shall be in substantially the form attached as Exhibit B hereto.

     1.2 Purchase and Sale of the Units. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, the Company agrees to sell to the Investor and to other investors which sign similar forms of Subscription and Purchase Agreement the Units (consisting of Debentures and Warrants) for which each such Investor shall subscribe. The exact amount of the Investor's subscription is set forth in
Section 13.1 hereof. The purchase price of each Unit is U.S. $50,000.

     1.3 Closing. Closing of the purchase and sale of the Units contemplated by this Agreement (herein the "Closing") shall take place at such time as agreed between the Company and the Investor. At the Closing, the Company shall deliver to the Investor one or more Debentures and Warrants to be purchased by it made payable to the order of such Investor, against delivery to the Company by the Investor of a certified or cashier's check (or other form of payment acceptable to the Company) in the amount of the purchase price of the Units.

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                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Investors that:

     2.1 Disclosure. The Company has provided to the Investor, and Investor has carefully reviewed, the Company's Confidential Private Placement Memorandum, dated November 1, 1995 (the "Memorandum"), which includes as exhibits, without limitation, the Company's Business Plan dated October 1995 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 1995 and June 30, 1995 in addition to certain Risk Factors disclosure (collectively, the "Offering Documents"). The Company has fully provided the Investor with all the information which the Investor has requested for deciding whether to purchase the Units.

     2.2 Binding Obligation. This Agreement and each additional agreement expressly contemplated by this Agreement, constitute a valid and legally binding obligation of the Company.


                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     3.1 High Risk Investment. The Investor is aware that investment in the Units involves a high degree of risk. The Investor represents that it has read and carefully considered the disclosures set forth in this Agreement, including the risk factors enumerated herein and in the Offering Documents, and it understands that an investment in this Offering should be considered only by a person able to withstand a total loss of its investment.

     3.2 Binding Obligations. This Agreement and each additional agreement expressly contemplated by this Agreement, constitute a valid and legally binding obligation of the Investor.

     3.3 Corporate Investors. If the Investor is a corporation, it hereby represents and warrants that:

            (b) Organization and Standing. The Investor is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own its properties and to carry on its business as now conducted.

            (a) Authorization. All corporate action on the part of the Investor, its officers and directors necessary for the authorization, execution and delivery of this Agreement and all additional agreements expressly contemplated by this Agreement and the performance of all obligations of the Investor hereunder have been taken or will be taken prior to the Closing.

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                                   ARTICLE 4

                       Federal and Other Securities Laws

    4.1 Investment Representations and Warranties. As an inducement to the Company to sell Units to the Investor, the Investor hereby agrees, represents and warrants, as of the date of acceptance of the Investor's subscription:

           (a) By reason of the Investor's knowledge and experience in financial and business matters in general, and investments in particular, the Investor is able to evaluate the merits and risks of an investment in the Securities. For purposes of this Article 4, the term "Securities" shall mean each of the Debentures, Warrants and shares ("Shares") of Company Common Stock into which Debentures may be converted and Warrants may be exercised.

           (b) The Investor's income and net worth are such that the Investor is not now required, and does not contemplate in the future being required, to dispose of any portion of any investment in the Securities to satisfy any existing or contemplated undertaking.

           (c) In evaluating the merits and risks of an investment in the Securities, the Investor has relied solely upon the Memorandum and the advice of his, her, or its legal counsel, tax advisors, and/or investment advisors.

           (d) The Investor is able to bear the economic risk of an investment in the Securities, including without limiting the generality of the foregoing, the risk of losing part or all of the Investor's investment in the Securities, and the inability to sell or transfer the Securities for an indefinite period of time or at a price which would enable the Investor to recoup his, her, or its investment in the Securities.

           (e) The Investor's purchase of the Securities is as principal, solely for the Investor's own account, for investment, and not with an intent to sell, or for sale in connection with any distribution of the Securities, and no other person has any interest in or right with respect to the Securities, nor has the Investor agreed to give any person any such interest or right in the future. The Investor is not purchasing the Securities as a result of any material information about the Company's affairs that has not been publicly disclosed.

           (f) The Investor is an "accredited investor" as that term is defined in Section 501(a) of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). An "accredited investor" includes, among other persons and entities, (1) a natural person whose net worth, or joint net worth with that person's spouse, exceeds $1,000,000; (2) a natural person who has had income in excess of $200,000 in each of the two most recent years, or, with that person's spouse, in excess of $300,000 in those years, and who expects to have at least that level of income in the current year; (3) a corporation, partnership or similar business entity, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000; and (4) any entity in which all of the equity owners are accredited investors.

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           (g)    If the Investor is a corporation, partnership or trust, the person executing this Agreement on behalf of such entity has all right, power and authority to so execute and deliver this Agreement on behalf of such entity and that the above representations, warranties, agreements, acknowledgments and understandings shall be deemed to have been made on behalf of the person or persons for whose benefit such Securities are being acquired.

           (h) The Company has afforded the Investor and his, her, or its advisors full and complete access to all information with respect to the Company and its business and financial condition (to the extent that such information was possessed by the Company or could be acquired by the Company without unreasonable effort or expense) that the Investor and his, her, or its advisors deemed necessary in order to evaluate the merits and risks of an investment in the Securities. The Investor further represents and warrants that his, her, or its advisors have received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries made by them in respect thereof.

           (i) The offer to sell Securities was directly communicated to the Investor, in such a manner that the Investor was able to ask questions and receive answers concerning the terms of this transaction and that at no time was the Investor presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement or any other form of general advertising, or invited to any promotional meeting, otherwise than in connection and concurrently with such communicated offer. No oral representations have been made or oral information furnished to the Investor in connection with the placement of Securities which were in any way inconsistent with the Memorandum or its exhibits.

    4.2 Further Acknowledgments By Investor. The Investor represents and warrants that the Investor has been advised that:

           (a) The Securities have not been registered under the Securities Act, or under the securities laws of any state and that the Securities must be held until the Securities are registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

           (b) No federal or state agency, including the U.S. Securities and Exchange Commission (the "Commission"), or the securities commission or authorities of any state or regulatory jurisdiction has approved or disapproved the Securities, passed upon or endorsed the merits of the Offering or the accuracy or adequacy of the Memorandum, or made any finding or determination as to the fairness of the Securities or an investment in the Securities.

           (c) The Securities that the Investor will be acquiring are "Restricted Securities" as that term is defined in Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of issuance, and even then will not be available unless (1) a public trading market then exists for said Securities, (2) adequate information concerning the Company is then available to the public, and (3) other terms and conditions of Rule 144 are complied with; and that any sale of the Securities may be made by the Investor only in accordance with such terms and conditions.

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           (d)    Any and all certificates representing the Securities shall bear a legend describing the aforementioned restrictions on the transfer of such Securities which legend will not be removed until the Securities have been registered under the Securities Act, the Securities are sold in accordance with any of the provisions of Rule 144 or Rule 144A under the Securities Act, or the Securities qualify for resale under Rule 144(k) promulgated under the Securities Act.

           (e) By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement, or arrangement with any persons in violation of any United States federal or state law to sell, transfer, or grant participations to such person, or to any third person, with respect to the Securities. The Securities are being acquired for investment for the Investor's own account and not with a view to, or for resale in connection with, any distribution thereof in the United States or to United States person; the Investor realizes that the Company's ability to offer the Securities to the Investor without compliance with the registration requirements of the Securities Act has been predicated, in part, by reliance of the Investor's representations. THE INVESTOR FURTHER UNDERSTANDS THAT TRANSFER OF THE SECURITIES IN THE UNITED STATES AND TO UNITED STATES PERSONS IS RESTRICTED UNDER THE SECURITIES ACT AND UNDER STATE SECURITIES LAWS, NOTWITHSTANDING THAT THE OFFER AND SALE OF THE SECURITIES HAS BEEN MADE IN RELIANCE ON REGULATIONS PROMULGATED UNDER THE SECURITIES ACT.

           (f) The Investor represents that he is not a "U.S. person." For purposes of this transaction, a U.S. person includes any of the following:

                  (1) a natural person (regardless of citizenship) resident in the United States;

                  (2) a partnership or corporation organized or incorporated under United States, state or territorial laws;

                  (3) an estate of which any executor or administrator is a U.S. person;

                  (4)    a trust of which any trustee is a U.S. person;

                  (5) an agency or branch of a foreign entity located in the United States;

                  (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                  (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; or

                  (8)    a partnership or corporation if:

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                         (A)    organized or incorporated under the laws of any
foreign jurisdiction; and

                         (B)    formed by a U.S. person principally for the
purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

IF ANY OF THE FOREGOING STATEMENTS IN THIS PARAGRAPH (F) APPLY TO THE INVESTOR, THE OFFER AND SALE OF THE SECURITIES CANNOT BE MADE IN RELIANCE UPON REGULATION S.

           (g) The Investor represents that the offer and proposed sale of the Securities is an "offshore transaction." For purposes of the offer and sale of the Securities, the transaction is an offshore transaction if:

                  (1)    the offer is not made to a person in the United States;
and

                  (2) at the time the Investor made the investment decision, paid the consideration and executed this Agreement, the Investor was outside the United States;

The Investor hereby represents that the statements set forth in paragraphs g(1) and (2) are true.

IF THE TRANSACTION DOES NOT MEET THE DEFINITION OF AN OFFSHORE TRANSACTION, AS DEFINED ABOVE, THE OFFER AND SALE OF THE SECURITIES CANNOT BE MADE IN RELIANCE UPON REGULATION S.

           (h) The Investor is not aware of any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities including, without limitation, the placement of an advertisement in a publication with a general circulation in the United States that refers to this Regulation S offering ("directed selling efforts").

           (i) The transfer and/or disposition of the Securities offered hereby shall be subject to the following:

                  (1) The Securities have not been registered under the Securities Act or qualified under the securities laws of any state and the Securities are being offered pursuant to Regulation S promulgated thereunder; the Company's reliance on Regulation S is predicated in part on the representations of the Investor set forth herein. As a result of the foregoing, the Investor agrees that the Securities may not be sold, transferred, or otherwise disposed of in the United States or to U.S. persons without registration under the Securities Act and any other applicable securities laws or the availability of an exemption therefrom, and in the absence of an effective registration statement covering the Securities or the availability of an exemption from registration under the Securities Act and any other applicable securities laws, it may be necessary

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to hold the Securities indefinitely, unless the resale safe harbor of Regulation
S is available with respect to the proposed disposition.

                  (2) The Investor represents that, in the absence of an effective registration statement under the Securities Act covering the Securities, the Investor will only sell, transfer, or otherwise dispose of the Securities, if selling, transferring or otherwise disposing of the Securities in the United States or to a U.S. person, pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

                  (3) The Investor acknowledges that he is familiar with the provisions of Rule 904 of Regulation S, which permits resales of the Securities outside the United States under certain circumstances. A transaction is deemed to occur outside the United States for purposes of Rule 904 if:

                         (A)    it is an offshore transaction (as defined in
paragraph (g) above); and

                         (B)    there are no "directed selling efforts" (as
defined paragraph (h) above) made in the United States by the seller, an affiliate or any person acting on their behalf.

THIS RESALE SAFE HARBOR DOES NOT PERMIT THE INVESTOR TO RESELL THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON. OFFERS AND SALES MAY BE MADE IN THE UNITED STATES OR TO U.S. PERSONS ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS.

           (j) Investor understands that in the view of the Commission the statutory basis for the exemption claimed for the transactions contemplated by the Agreement would not be present if the offering of Securities, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act, and Investor confirms that its purchase is not part of any such plan or scheme. Investor is acquiring the Securities for investment purposes and has to present intention to sell the Securities in the United States or to a U.S. person or for the account or benefit of a U.S. person either now or promptly after the expiration of the restricted period under Rule 902 of Regulation S.

           (k) Investor is not an underwriter of, or dealer in, the Securities and Investor is not participating, pursuant to a contractual agreement, in the distribution of the Securities. If Investor is purchasing the Securities subscribed for hereby in a representative or fiduciary capacity, the representations and warranties in this Agreement shall be deemed to have been made on behalf of the person or persons for whom Investor is so purchasing.

                  (l) The Investor agrees that all certificates evidencing the Securities shall bear a legend in substantially the following form, and by which the Investor agrees to be bound:

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     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
     UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES, OR TO OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. THE RESALE SAFE HARBOR OF REGULATION S DOES NOT PERMIT THE RESALE OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON. OFFERS AND SALES MAY BE MADE IN THE UNITED STATES OR TO U.S. PERSONS ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS.

TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.

           (m) The Company shall make a notation regarding the restrictions on transfer of the Securities in its stock books, and the Company shall not be required to transfer on its books any of such Securities that have been sold or transferred in violation of any of the provisions of this Agreement or to treat as the owner of such Securities any transferee to whom such securities have been so transferred.

   4.3    Registration of Shares.

           (a) Filing of Registration Statement. The Company shall use its best efforts to file with the Commission, on or before the date ninety (90) days following the final Closing of the sale of Securities to any investors participating in the Offering ("Final Closing"), a registration statement under the Securities Act covering the resale of the Shares (including shares of Common Stock issued or issuable as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Shares) (collectively, the "Registrable Securities") by the Holders. Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration pursuant to this Section in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

           (b)    Company Obligations Regarding Registration Statement.

                  The Company shall:

                  (i) Keep the registration statement with respect to the Registrable Securities filed pursuant to Section 4.3(a) of this Agreement ("Registration Statement") effective for the period from the date of declaration of effectiveness of such Registration Statement

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through the earlier of: (i) the date 24 months from the Final Closing, or (ii)
the sale of all of the Registrable Securities;

                  (ii) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the period of its effectiveness; and

                  (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

           (c) Investor Cooperation and Indemnification. The Investor agrees to cooperate fully with the Company in the preparation and filing of the Registration Statement. The Investor will provide at his, her or its own expense and in writing to the Company all information and data with respect to himself, herself, or itself and to his, her, or its plan of distribution as shall be required by the rules and regulations of the Commission, to be included in any such Registration Statement. The Investor also agrees to comply fully with reasonable procedures established by the Company in connection with the registration. The Investor further agrees to indemnify, defend, and hold harmless the Company, each of its directors, each of its officers who has signed such Registration Statement, (or any amendment or supplement thereof) and each person, if any, who controls the Company, within the meaning of the Securities Act, against any costs, expenses (including attorneys' fees), losses, damages or liabilities to which the Company, or any such director, officer or controlling person of the Company may become subject under the Securities Act or otherwise, insofar as said costs, expenses, losses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violation by a selling stockholder under this Agreement or any reasonable procedures established by the Company in connection with the registration, or untrue statement or alleged untrue statement of material fact contained in the registration statement, (or any amendment or supplement thereof) or arising out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall apply only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by the Investor for use in the preparation thereof.

           (d) Company Indemnification. The Company hereby agrees to indemnify, defend, and hold harmless the Investor, each of its directors and officers and each person, if any, who controls the Investor within the meaning of the Securities Act against any costs, expenses (including attorneys' fees), losses, damages or liabilities to which the Investor or any such director or officer or controlling person may become subject under the Securities Act or otherwise insofar as said costs, expenses, losses, damages or liabilities (or actions in respect thereof), arise out of or are based upon, any untrue statement or alleged untrue statement of material fact contained in the registration statement, (or any amendment or supplement thereof)

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or from the omission or the alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall apply only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by the Company or any officer, director or controlling person of the Company (other than the Investor) for use in the preparation thereof and that the Company shall be entitled to control the defense and any settlement of any such matter.

                                   ARTICLE 5

               CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING

    The obligations of the Company under Section 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions as to the Investor:

    5.1 Representations and Warranties True on the Closing. The representations and warranties of the Investor contained in Sections 3 and 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

    5.2 Payment of Purchase Price. The Investor shall have delivered to Bailey and Company, Inc., the Company's placement agent, for the account of the Company, the total consideration for the Debentures which the Investor is purchasing at the Closing.

                                   ARTICLE 6

                                  DEBENTURES

    6.1 Principal and Interest Payments. The Company shall pay interest semi-annually to the registered holders of the debentures (the "Holders") on the principal amount of the Debentures on the last business day of each semi-annual period (the "Interest Payment Dates") of each year i.e., each December 31 and June 30, commencing in 1996, at the rate of eight percent (8%) per annum, accruing from the date of initial issuance. Accrued but unpaid interest shall bear interest at the rate of eight percent (8%) per annum until paid, commencing with the date on which such interest was due and payable. Unless earlier converted into Common Stock in accordance with Article 7 hereof, or accelerated in accordance with Article 9, the entire outstanding amount of the Debentures and all accrued but unpaid interest shall be due and payable in full on December 31, 1997.

    6.2 Reissue of Debentures. No Debenture shall be reissued with respect to the principal amount of any Debentures which are paid pursuant to this Agreement, and the Company shall cancel and terminate any Debenture which has been fully paid or presented to it for exchange pursuant to any of the provisions of this Agreement.

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    6.3    Registration and Transfer of Debentures.

           (a) The Company shall, at all times while any Debentures are outstanding, act as the registrar of the Debentures and shall cause to be kept at its principal office in the City of Portland, Oregon, or in such other place or places and by such other registrar or registrars, if any, as the Company may designate, a register in which shall be entered the names and addresses of the Holders of Debentures and the particulars of the Debentures held by them respectively and of all transfers of Debentures. The name of the Holder shall be noted on the Debentures by the Company or other registrar.

           (b) No transfer of a Debenture shall be valid unless made by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Company, upon compliance with the provisions of this Agreement and the Debentures such other requirements as the Company and/or other registrar may reasonably prescribe, and unless such transfer shall have been duly entered on the appropriate register and/or noted on such Debenture by the Company or other registrar. The person in whose name a Debenture is registered shall be deemed to be the owner thereof.

    6.4 Exchanges of Debentures. Debentures of any authorized denomination not less than $1,000 in principal amount may be exchanged for Debentures of any other authorized denomination or denominations, any such exchange to be for Debentures of an equivalent aggregate principal amount, as requested by the Holders and bearing the same interest rate and date of maturity as the original Debentures. Any exchange of Debentures may be made at the offices of the Company or at the offices of any registrar where a register is maintained for the Debentures pursuant to the provisions of Section 6.3. Any Debentures tendered for exchange together with a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer shall be surrendered to the Company or appropriate registrar and shall be canceled.

                                   ARTICLE 7

                                  CONVERSION

    7.1 Holder's Right of Conversion. At any time prior to maturity, the Holders of the Debentures shall have the right from time to time to convert all or a portion of the principal balance thereof unpaid and outstanding (together with any accrued and unpaid interest) from time to time into shares of the Common Stock of the Company; such conversion shall be made at the conversion price in effect at the time of conversion, determined as hereinafter provided (the "Conversion Price"). The initial Conversion Price shall be U.S. $1.25 (the "Initial Conversion Price"). However, if at any time the closing bid price of the Company's Common Stock as reported on the Nasdaq National Market for fifteen
(15) consecutive trading days is less than $0.65, then the Conversion Price shall be $0.65 (the "Adjusted Conversion Price"). Such right of conversion is conditioned upon the Holder's agreement to convert a minimum principal amount of the Debentures of Twenty-Five Thousand United States Dollars (U.S. $25,000) at any time such Holder elects to exercise its conversion rights unless, at the time the Holder elects to

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convert its Debenture, it holds less that Twenty-Five Thousand United States
Dollars (U.S. $25,000) in principal amount of the Debentures, in which instance, the entire amount shall be converted.

    7.2 Company's Right to Demand Conversion. The Company shall have the right to require conversion of the Debentures, in its sole discretion, at any time after six months following the final Closing of the Offering, unless and until such Debentures have been repaid in full.

    7.3    Exercise of Conversion Right.

           (a) In order to exercise the conversion right provided in Section 7.1, a Holder of the Debentures shall surrender the Debentures at the office of the Company or other registrar appointed by the Company, together with a conversion notice in the form attached to the Debenture as Exhibit A thereto.

           (b) For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion in the case of Section 7.1, on the date (herein called "Date of Conversion") on which it is surrendered by delivery to the Company at its principal office in Portland, Oregon, or other registrar, if any, appointed by the Company and of which the Holder of the Debenture is notified in writing, and, in the case of a Debenture surrendered by post or other means of transmission, on the date on which it is received by the Company at its principal office in Portland, Oregon, or other registrar, if any, appointed by the Company and of which the Holder of the Debenture is notified in writing; provided that if a Debenture is surrendered for conversion on a day on which the register of Common Stock is closed, the person or persons entitled to receive Common Stock shall become the holder or holders of record of such shares or Common Stock as of the date on which such register is next reopened.

           (c) The Holder of any Debenture of which only part is converted shall, upon the exercise of its right of conversion, surrender the said Debenture to the Company or other registrar, if any, and the Company or other registrar, if any, shall cancel the same and shall without charge forthwith certify and deliver to the Holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered, provided that such new Debenture(s) shall be issued only in denominations of One Thousand United States Dollars (U.S. $1,000) or integral multiples thereof.

    7.4 Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment as follows:

           (a) In case the Company shall (i) pay a dividend in shares of its capital stock (other than an issuance of shares of capital stock to holders of Common Stock who have elected to receive a dividend in shares in lieu of cash),
(ii) subdivide its outstanding shares of Common Stock, (iii) reduce, consolidate or combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Company, the Conversion Price in effect immediately prior thereto shall be adjusted

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

to that amount determined by multiplying the Conversion Price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date before giving effect to such division, subdivision, reduction, combination or consolidation or stock dividend and of which the denominator shall be the number of shares of Common Stock outstanding after giving effect thereto. Such adjustments shall be made successively whenever any such effective date or record date shall occur. An adjustment made pursuant to this subsection (a) shall become effective retroactively, immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, reduction, consolidation, combination or reclassification.

           (b) If the Common Stock issuable upon the conversion of the Debentures shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for in this Section 7.4), then, and in each such event, each Holder of Debentures shall have the right thereafter to convert such Debentures into the kind and amount of shares of Common Stock and other securities and property receivable upon such reorganization, reclassification, or other change by the Holders of the number of shares of Common Stock into which such Debentures might have been converted, as reasonably determined by the Company's board of directors, immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

           (c) If at any time or from time to time there shall be a capital reorganization of the Company (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7.4) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made as reasonably determined by the Company's board of directors so that the Holders of the Debentures shall thereafter be entitled to receive upon conversion of such Debentures, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a Holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale.

           (d) The adjustments provided for in this Section 7.4 are cumulative and shall apply to successive divisions, subdivisions, reductions, combinations, consolidations, issues, distributions or other events contemplated herein resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

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

           (e) Upon each adjustment of the Conversion Price, the Company shall give prompt written notice thereof addressed to the registered Holders at the address of such Holders as shown on the records of the Company, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon the conversion of such Holder's Debentures, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

    7.5 Reservation of Shares. The Company agrees that, so long as any Debenture shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock for the purpose of issue upon conversion of the Debentures, the full number of shares of Common Stock then issuable upon exercise of the outstanding Debentures.

    7.6 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Debentures. If, upon conversion of any Debenture as an entirety, the registered Holder would, except for the provisions of this Section 7.6, be entitled to receive a fractional share of Common Stock, then an amount equal to such fractional share multiplied by the then fair market value of shares of the Company's Common Stock shall be paid by the Company to such registered Holder.

    7.7 Validity of Shares. The Company agrees that all shares of Common Stock which may be issued upon conversion of the Debentures will, upon issuance, be legally and validly issued, fully paid and nonassessable.

    7.8 Shareholder's Rights. Until conversion, and then only to the extent that a portion of the principal of the Debentures remains unconverted, the Holders of Debentures shall have no rights as shareholders of the Company.

    7.9    Notice of Certain Events.  If at the time:

           (a) the Company shall declare any dividend or distribution payable to the Holders of its Common Stock;

           (b) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or other rights;

           (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

           (d) there shall be a voluntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the registered Holders of the Debentures written notice, by certified or registered mail, of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the Holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least thirty (30) days prior to the transaction in question and not less than twenty (20) days prior to the record date in respect thereto.

                                   ARTICLE 8

                                 SUBORDINATION

    8.1 Bank Indebtedness. For purposes of this Agreement, the term "Bank Indebtedness" shall be defined as follows:

    The principal of, and accrued and unpaid interest on (a) indebtedness of the Company incurred in the ordinary course of business for money borrowed or in respect of letters of credit issued for its own account, to (i) any bank or trust company organized under the laws of the United States or any state or (ii) any savings and loan association; or (iii) any stockholder, customer, vendor, business partner or joint venturer of the Company; (b) guarantees entered into in the ordinary course of business by the Company of indebtedness for money borrowed; (c) purchase and money obligations entered into in the ordinary course of business, evidenced by notes, lease-purchase agreements, purchase contracts or agreements, or similar instruments for the payment of which the Company is responsible or liable, by guarantees or otherwise; (d) obligations of the Company incurred in the ordinary course of business under any agreement to lease, or lease of, any real or personal property which are required to be capitalized in accordance with generally accepted accounting principles, or any other agreement to lease, or lease of, any real or personal property for the benefit of the Company which, by the terms thereof, are expressly designated as Bank Indebtedness; and (e) any modification, renewal, extension or refunding of any such indebtedness, guarantee or obligation; in every case, whether such indebtedness, guarantee or obligation, or such modification, renewal, extension or refunding thereof, was outstanding on the date of execution of this Agreement or thereafter created, incurred or assumed; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, guarantee or obligation, or such modification, renewal, extension or refunding thereof, is not superior in right of payment to the Debentures.

    8.2 Agreement of Subordination. The Company agrees, and each Holder of Debentures issued hereunder by its acceptance thereof likewise agrees, that all Debentures shall be issued subject to the provisions of this Article 8; each person holding any Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. All Debentures issued hereunder shall, to the extent and in the manner

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

hereinafter set forth, be subordinated and subject in right of payment or satisfaction to the prior payment of Bank Indebtedness up to an aggregate maximum of U.S. $3,000,000.

    8.3 Payments to Debenture Holders. No payment on account of principal of, or interest on, the Debentures shall be made if any default or event of default with respect to any Bank Indebtedness which permits the holders thereof (or a trustee on their behalf) to accelerate the maturity thereof shall have occurred and be continuing.

    Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon Bank Indebtedness up to the amount set forth in Section 8.2 above (depending on the date of such occurrence) shall first be paid in full, or payment thereof provided for, in money or money's worth in accordance with its terms, before any payment is made on account of the principal of, or interest on the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures would be entitled, except for the provisions of this Article 8, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the holders of the Bank Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Bank Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay Bank Indebtedness up to the amount set forth in Section 8.2 above in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Bank Indebtedness, before any payment or distribution is made to the Holders of the Debentures.

    In the event that, notwithstanding the preceding paragraphs, any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, prohibited by the preceding paragraphs shall be received by the Holders of the Debentures, such payment or distribution shall be paid over or delivered to the holders of Bank Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Bank Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Bank Indebtedness remaining unpaid to the extent necessary to pay Bank Indebtedness up to the amount set forth in Section 8.2 above in money or money's worth in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Bank Indebtedness.

    8.4 Subrogation of Debentures. Subject to the payment of Bank Indebtedness as provided above and subject to applicable law, the rights of the Holders of the Debentures shall be appropriately subrogated to the rights of the holders of Bank Indebtedness to receive payments or distributions of cash, property or securities of the Company to the extent applicable to the Bank Indebtedness until the principal of, and premium, if any, and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Bank Indebtedness of any cash, property or securities to which the Holders of the Debentures would be entitled except for the provisions of this Article 8, and no payment over pursuant to the provisions of this Article 8 to the holders of Bank Indebtedness by Holders of the Debentures, as between the Company, its creditors other than holders of Bank Indebtedness, and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Bank Indebtedness. It is understood that the provisions of this Article 8 are for the sole purpose of defining the relative rights of the Holders of Debentures, on the one hand, and the holders of the Bank Indebtedness, on the other hand.

    Nothing contained in this Article 8 or elsewhere in this Agreement or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Bank Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of, and interest on, the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of Bank Indebtedness, nor shall anything herein prevent the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article 8 of the holders of Bank Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article 8, the Holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Bank Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 8.

   The terms "paid in full" and "payment in full" as used in this Article 8 with respect to Bank Indebtedness mean the receipt, in cash or securities (taken at their market value at the time of the receipt thereof), of the principal amount of the Bank Indebtedness (and any premium due thereof) and full interest thereon to the day of such payment of principal and all other amounts due to holders of Bank Indebtedness pursuant to the provisions of the instruments providing therefor.

    8.5 No Impairment of Subordination. No right of any present or future holder of any Bank Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

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

                                   ARTICLE 9

                                    REMEDIES

    9.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of this Article 9 or be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (a) default in the payment of any interest upon any Debenture when the same becomes due and payable, and continuance of such default for a period of thirty (30) days;

           (b) default in the payment of the principal of any Debenture when the same becomes due and payable;

           (c) default in the performance, or breach, of any covenant or warranty of the Company in Article 11 of this Agreement (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Article specifically dealt with), and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the Company by the Holders of at least ten percent (10%) in principal amount of the outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

           (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall have remained in effect for a period of sixty (60) consecutive days; or

           (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator ( or other similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors.

    9.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case the Holders of not less than twenty-five percent (25%) in principal amount of the Debentures outstanding may declare the principal of all of the Debentures to be immediately due and payable, by a notice in writing to the Company and upon any such declaration such principal shall become immediately due and payable.

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

    At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of Debentures outstanding, by written notice to the Company, may rescind and annul such declaration and its consequences if:

                  (1) the Company has paid or deposited into a trust account a sum sufficient to pay:

                         (a)    all overdue installments of interest on all
Debentures,

                         (b)    the principal of any Debentures which have
become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

                         (c)    to the extent that payment of such interest is
lawful, interest upon overdue installments of interest at the rate borne by the Debentures.

                  (2) all events of Default, other than the non-payment of the principal of Debentures which have become due solely by such acceleration, have been cured or waived as provided in Section 9.8.

    No such rescission shall affect any subsequent default or impair any right consequent thereon.

    9.3 Collection of Indebtedness and Suits for Enforcement by Holders. The Company covenants that if:

           (1) default is made in the payment of any installment of interest on any Debenture when such interest becomes due and payable and such default continues for a period of thirty (30) days, or

           (2) default is made in the payment of the principal of any Debenture at the maturity thereof,

the Company, will, upon demand of the Holders hereof pursuant to Section 9.2, pay to such Holders, the whole amount then due and payable on this Debenture for principal and interest, with interest, upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Debenture.

    If the Company fails to pay such amounts forthwith upon such demand, the Holder may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon this Debenture and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon this Debenture, wherever situated.

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

    9.4 Unconditional Right of Debenture Holders to Receive Principal and Interest. Subject to the provisions of this Agreement, the Holder of any Debenture shall have the right which is absolute and unconditional to receive payment of the principal of and interest on such Debenture on the respective dates expressed in such Debenture and to institute suit for the enforcement of any such payment and such right shall not be impaired without the consent of such Holder.

    9.5 Restoration of Rights and Remedies. If any Debenture Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Debenture Holder, then and in every such case the Company and the Debenture Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Debenture Holder shall continue as though no such proceeding had been instituted.

    9.6 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Debenture Holder is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

    9.7 Delay or Omission not Waiver. No delay or omission of the Holder of the Debenture to exercise any right or remedy occurring upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

    9.8 Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except a default in the payment of the principal of or interest on any Debenture. Upon any such waiver, such default shall cease to exist, and any event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE 10

                  Supplemental Agreements Regarding Debentures

    10.1 Supplemental Agreements with Consent of Debenture Holders. With or without notice to any Debenture Holder but with the consent of the Holders of not less than 66-2/3% in principal amount of the outstanding Debentures, the Company, when authorized by a duly adopted board resolution, and the Debenture Holders may enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or modifying in any manner the rights of the Holders of the Debentures under this Agreement; provided, however, that no such supplemental agreement as it relates to the Debentures and the terms and conditions thereof shall, without the consent of the Holder of each outstanding Debenture affected thereby:

           (1) change the date of maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which, the principal of any Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the date of maturity thereof;

           (2) reduce the percentage in principal amount of the outstanding Debentures, the consent of whose Holders is required for any such supplemental agreement or the consent of whose Holders is required for any waiver (or compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences) provided for in this Agreement;

           (3) modify any of the provisions of this Section or Section 9.8, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each Debenture affected thereby; or

           (4) adversely affect the right to convert the Debentures as provided in Article 7 hereof.

    It shall not be necessary for any consent or authorization of Debenture Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such consent or authorization shall approve the substance thereof.

    10.2 Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Debentures theretofore or thereafter delivered hereunder shall be bound thereby.

    10.3 Reference in Debentures to Supplemental Agreements. Debentures delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the board of directors, to any such supplemental agreement may be prepared, executed and delivered by the Company in exchange for outstanding Debentures.

    10.4 Modification of Subordination Provisions. No supplemental agreement shall directly or indirectly modify any provision of this Agreement so as to affect adversely the rights of any holder of Bank Indebtedness at the time outstanding without the written consent of such holder.

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

                                  ARTICLE 11

                                   Covenants

    11.1 Payment of Principal and Interest. The Company will duly and punctually pay the principal of, and interest on, the Debentures in accordance with the terms of the Debentures and this Agreement.

    11.2   Money for Debenture Payments to be Held in Trust.

           (a) Company as Paying Agent. While the Company acts as its own paying agent, it will, on or before each due date of the principal of, or interest on, any of the Debentures, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such persons or otherwise dispose of as herein provided.

           (b) Outside Paying Agent. Whenever the Company shall have one or more paying agents, it will, on or prior to each due date of the principal of, or interest on, any Debentures, deposit with, or make available to, the paying agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest.

           (c) Unclaimed Payments. If any money deposited with any paying agent, or then held by the Company, in trust, for the payment of the principal of, or interest on, any Debenture is undeliverable and remains unclaimed for three years after such principal or interest has become due and payable, such money shall be paid to the Company on the written request of the Company, or, if then held by the Company, shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper of general circulation in the county in which the Company then has its principal place of business, notice that such money remains unclaimed and that, after a date specified therein, which shall be not less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

    11.3 Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Debenture Holders.

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

                                  ARTICLE 12

                                 Miscellaneous

    12.1 Survival of Warranties. The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or the Investor, as the case may be.

    12.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties, and neither party shall be liable or bound to the other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

    12.3 Governing Law. This Agreement shall be governed and construed under the laws of the State of Oregon as applied to agreements among Oregon residents entered into and to be performed entirely within Oregon.

    12.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    12.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or seven (7) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at OXIS International, Inc., 6040 North Cutter Circle, Suite 317, Portland, Oregon 97217, and to the Investor at _______________________________________
________________________________ or at such other address as a party may designate by ten (10) days' advance notice to the other party.

    12.6 Expenses. The Company shall pay all costs and expenses that it incurs with respect of the negotiation, execution, delivery and performance of the Offering, and each Investor shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

    12.7   Amendments and Waivers. Subject to the terms and conditions of
Article 10 with respect to supplemental agreements to modify the terms and conditions of the Debentures, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of the shares of Common Stock issuable upon conversion of the Debentures. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of the Debentures purchased under this Agreement at the time outstanding (including the shares of Common Stock issuable upon conversation of the Debentures), each future holder of such Debentures and the Company.

    12.8 Effect of Amendment or Wavier. The Investor hereby acknowledges that, by the operation of Article 10 hereof, the holders of a majority in principal amount of the then outstanding Debentures will have the right and power to diminish or eliminate all rights of the holder of Debentures under this Agreement.

    12.9 Rights of Investors. Each holder of the Debentures or Warrants shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Debenture, Warrant or share of Common Stock, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of the securities with respect to exercising or refraining from exercising any such right or rights.

    12.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

    12.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constituted on and the same instrument.

    12.12 Gender. Words importing the neuter gender shall include the masculine and feminine gender.

    12.13 Definitions. Terms used herein and defined in the Memorandum shall have the same meanings herein as therein defined.


                                  ARTICLE 13

                                 Subscription

    13.1 Subscription Amount. The undersigned hereby subscribes for ______________ Securities and tenders herewith a certified check or bank draft in full payment for such subscription or shall tender such other evidence of payment in full for the Securities as shall be acceptable to the Company, including forgiveness of outstanding indebtedness.

    13.2 Resale Compliance. The undersigned agrees to comply with the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and any other relevant securities legislation and policies governing the purchase, holding and resale of the securities subscribed for (or those issuable upon conversion thereof), including, without limitation, applicable state blue sky laws.

The undersigned acknowledges that this subscription shall not be effective unless accepted by the Company as indicated below.

CORPORATE OR OTHER ENTITY:              INDIVIDUAL INVESTOR(S):


------------------------------------
(Printed Name of Entity)

By:
   ---------------------------------    ----------------------------------------
   (Signature)                          (Signature)


------------------------------------    ----------------------------------------
(Name Printed)                          (Name Printed)

Title:
      ------------------------------    ----------------------------------------
                                        (Street Address)


------------------------------------    ----------------------------------------
(Street Address)                        (City, State & Zip)


------------------------------------    ----------------------------------------
(City, State, Zip)                      (Telephone Number)


------------------------------------    ----------------------------------------
(Telephone Number)                      (Social Security Number)


------------------------------------    FORM OF OWNERSHIP
Federal I.D. No.
                                        [ ] individual    [ ] community property

                                        [ ] joint tenants [ ] tenants in common

                                        [ ] other _______________
ACCEPTED:

OXIS INTERNATIONAL, INC., a Delaware corporation


By:
   ---------------------------------
    Name:
    Title:


Dated:                        , 1995
      -------------------------

                                   EXHIBIT A

                             NOTICE OF CONVERSION


TO:  OXIS INTERNATIONAL, INC.

The undersigned Holder of this Debenture hereby irrevocably elects to convert this Debenture, or portion hereof (which is at least U.S. $25,000, unless the undersigned holds Debentures aggregating less than U.S. $25,000, in which event, the amount converted shall be the entire amount of principal of such Debentures) below designated, into shares of Common Stock of OXIS International, Inc. in accordance with the terms of the Subscription and Purchase Agreement dated November ______, 1995, and directs that the shares issuable and deliverable upon such conversion, together with any check (or such other form of payment acceptable to OXIS International, Inc.) in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes, if any, payable with respect thereto.

Dated: ______________, 199_


--------------------------------        ------------------------------
Principal Amount to be Converted        Signature of Holder


THE DEBENTURES ARE TRANSFERABLE ONLY AS PROVIDED IN THE PURCHASE AGREEMENT.

Provide the following information if shares of Common Stock and/or Debentures are to be issued otherwise than to the Holder. Please print name and address (including zip code) of such other person:


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                                     ------------------------------------------
                                     Social Security or Other Taxpayer
                                     Identifying Number